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                                                                    Exhibit 10.8

                                CATERPILLAR INC.

                              DEFERRED EMPLOYEES'
                                INVESTMENT PLAN
                                (restated 10/98)



1. Purpose
   -------

     The purpose of the Caterpillar Inc. (Company) Deferred Employees' Investment Plan (DEIP), as set forth in the succeeding sections of this document, is to provide additional investment opportunities for those employees whose participation in Part 2 of the Employees' Investment Plan (EIP) is restricted because of limitations imposed by the Internal Revenue Code of 1986, as amended. The DEIP shall be effective June 30, 1995.

2. Eligibility
   -----------

     An employee shall be eligible to participate in the DEIP if he is in salary grade 30 or higher and currently defers compensation into Part 2 of EIP (to the maximum allowed by EIP).

3. Participant Deferrals
   ---------------------

     An employee must make a valid election (to become a "Participant") on or before the last Company business day in November of any year to participate in the DEIP during the following calendar year. Such election shall defer a portion of his compensation not to exceed the excess of (a) 6% of his base salary over (b) the total amount deferred by him into Part 2 of EIP and into the Supplemental Employees' Investment Plan (SEIP) because of any limitation on the amount that can be deferred under Part 2 of EIP. Any such election must be made (on a form provided by the Company) and delivered to the Director, Compensation and Benefits before the end of normal office hours on such last Company business day in November and shall remain in effect until it is revised as provided herein.

     Effective January 1, 1996, an employee may also elect to defer all or part of the incentive compensation payable to him for a calendar year; provided, however, that such Participant's election must be filed with such Director on or before the last Company business day in November of the year in which such compensation shall have been accruing (except that in reference to such compensation accrued in 1995 such an election must be filed with such Director before the amount of such compensation is known). A Participant may elect to defer up to seventy percent (70%) of the base salary payable to him for a calendar year; provided, however, that such Participant's election must be filed with such Director on or before the last Company business day in November of the preceding calendar year.

Exhibit 10.8                                                         Page 1 of 5
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     If a Participant wants to change or terminate the amount of compensation deferred, he shall deliver a revised election form to the Director, Compensation and Benefits; provided, however, that:

     (i) such revised election shall become effective (when and so long as the Participant is eligible) for each calendar year following the year in which such form is delivered, and shall remain effective until such election is further revised as provided herein, and

     (ii) any such election must be filed before the end of normal office hours on the last Company business day in November.


     When an employee first becomes eligible to participate in the DEIP (including those employees who first become eligible on the effective date), he may elect to defer compensation (or file a revised election) in accordance with the foregoing, except that any such election with respect to compensation payable to him during the calendar year in which he becomes eligible for the DEIP

     (i) must be filed within a 30-day period that begins on the date he becomes eligible, and

     (ii) shall be applicable only to compensation paid for months that commence after the date of such election.

4. Status of Accounts
   ------------------

     All amounts in the DEIP shall be held in the general funds of the Company, but the Company will establish an individual bookkeeping account for each Participant. Amounts of compensation deferred by the Participant will be credited to the individual account of the Participant in accordance with his election(s).

     Each Participant may elect to have all or a specified percentage if his deferred compensation allocated to:

     (a)  an interest account;

     (b) a stock account and treated as though it were invested in Company common stock ("Stock Election"); or

     (c) a mutual fund account or accounts and treated as though it were invested in any of the following Preferred Group funds: Asset Allocation, Growth, International, Small Cap or Value.

Exhibit 10.8                                                         Page 2 of 5
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     Amounts allocated to the stock account of a Participant who is an officer of the Company subject to Section 16 of the Securities Exchange Act of 1934 ("Officer") may not be transferred to another of his accounts (nor may amounts allocated, respectively, to any such other account be transferred to his stock account) until at least six months after he ceases to be subject to such Section.

     Under such a Stock Election, dividend equivalents will accrue to the account (when dividends are payable) and will be reinvested and a Participant's account will in all other respects reflect share ownership for events such as a stock split but no voting rights will exist. The number of shares of stock equivalents shall be determined by dividing the amount of deferred compensation (or dividend equivalents credited) by the closing price of Company common stock on the New York Stock Exchange on the date of such deferral or dividend credit (or the next succeeding trading day if there is no trading on that date). Stock equivalents will be valued based on the closing price of Company common stock on the New York Stock Exchange as of the effective date of a transfer into or out of the stock account ("Transfer"), the date on which the Participant terminates employment, the date of distribution elected by the Participant hereunder or the date as of which he is considered totally and permanently disabled under EIP, whichever date applies (or the next succeeding trading day if there is no trading on that date).

     The Company will credit interest accounts on a quarterly basis. The interest rate will be equal to the base corporate lending rate (sometimes referred to as the "prime rate") applicable to commercial lending customers of Citibank, N.A., New York, New York (or any successor thereto) on the last business day of each calendar quarter. The annual interest rate will be divided by four and applied effective the last day of each quarter to the average daily amount in each Participant's account in that quarter. In any calendar quarter in which a Participant does not have amounts credited to his account for the entire period of that quarter, interest will be credited pro rata based on the number of business days that amounts are credited to his account in that quarter compared to the total number of business days in that quarter.

     Participants who are not Officers may Transfer or make changes to the investment allocation of future deferred compensation which shall be effective as of the first day of a calendar quarter, provided that such Participant shall have filed an appropriate form with the Director, Compensation and Benefits, by the twentieth (20th) day of the preceding month.

     All amounts in the DEIP and the establishment of individual bookkeeping accounts shall not be deemed to have created a trust, and no Participant shall have any ownership interest in any such account. A Participant's rights to any amounts credited to his account shall not be transferable or assignable. Each Participant will receive an annual report showing the status of his account at the close of each calendar year.

Exhibit 10.8                                                         Page 3 of 5
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5. Disbursement
   ------------

     Following his termination of employment with the Company (or total and permanent disability), the value of the Participant's DEIP account will be payable to him as soon as practicable in cash, in a lump sum (including interest up to the date of payment) unless such Participant has elected a later payment date in writing that is acceptable to and approved by the Director, Compensation and Benefits; provided, however, that no such election shall be effective unless it shall have been filed on or before the last Company business day in November of the calendar year preceding the calendar year of such termination.

     For Participants who are officers of the Company subject to Section 16 of the Securities Exchange Act of 1934, the payment date under DEIP, with respect to amounts in the stock account, must be at least six months after the date on which the Participant's final deferral into DEIP became irrevocable.

     A Participant may elect, either before or after termination of employment, an installment distribution for a period of up to 15 years; provided, however, that an election of installment distribution shall be effective only if it shall have been filed with the Director, Compensation and Benefits, before November 30 of the second year that precedes the year in which the distribution would otherwise occur.

     Notwithstanding the foregoing, effective for amounts deferred after December 31, 1996 (and any earnings thereon):

     (a) a Participant may elect one original scheduled withdrawal date as of which disbursement of elected amounts (and any earnings thereon) shall occur; provided that (i) such original date shall be the first day of any calendar quarter that is at least four years later than the year in which such an amount is deferred, and (ii) the Participant may change such original date to a later date, provided, however, that such change shall be effective only if it shall have been filed with the Director, Compensation and Benefits, before November 30 of the second year that precedes the year that includes such original date;

     (b) a Participant may elect unscheduled withdrawals of between 5% and 100% of account assets attributable to such amounts deferred after December 31, 1996 (and any earnings thereon); provided that (i) the amount withdrawn shall be subject to a forfeiture equal to 10%, and the Participant shall discontinue participation in the plan for the remainder of the year (in which such withdrawal occurs) and for the following year and (ii) the minimum withdrawal amount (before forfeiture) shall be $10,000; and

     (c) such withdrawals under (a) or (b) shall be applied against the assets of the Deferred Employees' Investment Plan as well as this plan, and shall be subject to such other rules of convenience and administration as shall be determined by the Director, Compensation and Benefits.

Exhibit 10.8                                                         Page 4 of 5
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6. Death of a Participant
   ----------------------

     Upon the death of a Participant prior to payment of his DEIP account, the balance in the Participant's account (including interest for the elapsed portion of the year of death) shall be determined as of the date of death. Such balance shall be paid as soon as reasonably possible thereafter in a lump sum payment to
(i) the same beneficiary or beneficiaries and in the same proportionate amount as he shall have designated under the EIP, in the absence of any designation to the contrary, or (ii) the beneficiary or beneficiaries for purposes of the DEIP as such Participant shall have designated in writing (in a form acceptable to, and filed with, the Director, Compensation and Benefits).

7. Amendment or Termination
   ------------------------

     The Compensation Committee of the Board of Directors or the Investment Plan Committee (for EIP) may at any time amend, merge, consolidate or terminate the DEIP, but no amendment, merger, consolidation or termination will have the effect of reducing the amount that any Participant is entitled to receive prior to such amendment, merger, consolidation or termination nor of changing the time of payment of any amount credited to a Participant's account.

8. Administration
   --------------

     Except as otherwise expressly provided herein, the DEIP shall be administered under the direction of the Director, Compensation and Benefits, of the Company.

Exhibit 10.8                                                         Page 5 of 5